MANAGEMENT AGREEMENT


     AGREEMENT made as of August 10, 1998 by and between FRONTEER DEVELOPMENT FINANCE INC., a Delaware corporation (the "Corporation"), and FRONTEER FINANCIAL HOLDINGS, LTD., a Colorado corporation ("Manager").

     WHEREAS, the Corporation operates as a finance company, taking advantage of high-yield and other lending opportunities; and

     WHEREAS, the Corporation desires to retain Manager directly to render management services to it, and its subsidiaries and affiliates (if any), with regard to its operations as a finance company, and Manager is willing to provide such services on the terms and conditions hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the parties, it is hereby mutually agreed as follows:

          1.(a) The Corporation hereby retains Manager to render Management Services (as defined below) to the Corporation and its subsidiaries, and Manager hereby agrees to render such services as requested from time to time by the board of Directors of the Corporation, for the period commencing on the date hereof and continuing until termination of this Agreement in accordance with the terms hereof. Management Services shall include assistance to the management of the Corporation with respect to the business and operations of the Corporation or any of its subsidiaries (and affiliated companies), including, without limitation, assistance in (i) the identification of lending opportunities, (ii) credit analysis of potential borrowers, (iii) structure of loans, including yield-enhancing equity participation and collateral arrangements, and (iv) administration of loans.

          (b) The Manager shall at all times be and conduct itself as an independent contractor in respect of the Corporation, and shall not, under any circumstances, create or purport to create any obligation on behalf of the Corporation except as otherwise expressly directed by the Board of Directors of the Corporation.

          2.(a) As compensation for Management Services, the Corporation will pay, so long as this Agreement continues in effect, an annual fee in an amount equal to 10% of the Corporation's pre-tax profits (pro-rated for partial years) as determined from the Company's annual audited financial statements for the applicable year, which amount shall be paid for each year (or portion thereof) during the term hereof, within 30 days after the receipt of the Corporation's annual audited financial statements for such year.



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          (b) In addition to the  aforementioned  fees,  the  Corporation  shall reimburse Manager for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its advisory and consulting service hereunder.

     3. It is understood that the Manager may from time to time act as manager to, or enter into similar agreements, or conduct any other business, or engage in any other business transaction, with, any other person or entity whether or not such person or entity competes with the Corporation, without the necessity of obtaining approval from the Corporation.

     4. The Manager shall and shall cause its employees, officers, directors, agents and representatives to keep all information, material and data of any kind (written and oral) with respect to the Corporation, its business and affairs, including, but not limited to, the contents of this Agreement (collectively, the "Information"), confidential. The Manager shall not disclose and shall prohibit its employees, officers, directors, agents and representatives from disclosing any Information to any party, other than the Corporation or the Corporation's authorized representative without the Corporation's prior written consent, except with respect to Information which is publicly available (other than as a result of disclosure by the Manager, its employees, officers, directors, agents or representatives) or as required by law.

     5. The Corporation agrees to indemnify the Manager, and all officers, directors, shareholders, affiliates or controlling persons thereof ("Indemnified Parties"), and to save and hold them harmless from and in respect of, any and all (a) liabilities, fees, costs and expenses paid in connection with, resulting from or relating to any claim, action or demand against any and all such Indemnified Parties that arise out of or in any way relate to the Corporation, its properties, business, or affairs and (b) such claims, actions and demands and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise of any such claim, action or demand; provided however, that this indemnity shall not extend to conduct of such Indemnified Party not undertaken in good faith to promote the best interests of the Corporation, nor to any gross negligence or wilful misconduct of an Indemnified Party. If an Indemnified Party seeks indemnification under this Agreement and the Corporation challenges such party's right to indemnification, the Corporation shall advance the amounts claimed hereunder to the indemnified party until a court of competent jurisdiction determines that the party receiving such advanced amounts shall return such amounts to the Corporation to the extent specified in such judgment.

     6. This Agreement may be terminated by either the Corporation or the Manager for any reason on 30 days prior written notice of termination by the terminating party delivered to the other party.

     7. Any notice required to be given hereunder shall be in writing and shall be deemed sufficient if delivered in person or mailed by certified mail as follows: if to the Corporation, to it at its office at One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203, Attention: President, or such address as the Corporation may hereafter designate for that purpose; and if to Manager, to it at its office at One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203, Attention: President, or such other address as Manager may hereafter designate for that purpose.

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     8. This Agreement  constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any corporation into which the Corporation shall consolidate or merge or to which it shall transfer substantially all of its assets. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed entirely within such state.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                                       FRONTEER DEVELOPMENT FINANCE, INC.



                                       By: /s/Gary L. Cook
                                          --------------------------------------
                                          Name:  Gary L. Cook
                                          Title:    Treasurer



                                       FRONTEER FINANCIAL HOLDINGS, LTD.



                                       By: /s/Robert H. Trapp
                                          --------------------------------------
                                          Name:  Robert H. Trapp
                                          Title:    President




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